SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 7, 2005

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984- 9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective October 3, 2005, Washington Real Estate Investment Trust (the “Trust”) hired Christopher P. Mundy as its Executive Vice President and Chief Investment Officer pursuant to an employment agreement which is described in Item 5.02 below and which description is incorporated herein.

In addition, as part of the employment arrangement with Mr. Mundy, the Trust also entered into a change in control agreement with him, which is also described in Item 5.02 below and which description is incorporated herein. The agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this filing in its entirety.

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective October 3, 2005, Washington Real Estate Investment Trust (the “Trust”) hired Christopher P. Mundy as its Executive Vice President and Chief Investment Officer.

Mr. Mundy, who is 43 years old, previously was Executive Vice President Strategic Planning and Operations at Equity Office Properties Trust.

It is anticipated that, subject to the Board’s approval, Mr. Mundy will be promoted to President and Chief Operating Officer (“COO”) of the Trust on or before May 31, 2006 and to President and Chief Executive Officer (“CEO”) of the Trust on or before May 31, 2007. The term of this Agreement will commence on October 3, 2005 and will continue for a period of five (5) years; provided that it may be terminated sooner pursuant to certain terms, or that it shall be extended for successive one (1) year periods unless either party gives the other party notice of its intent not to renew the Agreement at least ninety (90) days prior to any expiration date.

Pursuant to the employment agreement entered with Mr. Mundy, he shall receive an initial base salary of Three Hundred Seventy Thousand Dollars ($370,000) per annum, payable in installments in accordance with the Trust’s policy governing salary payments to executive employees generally (the “Base Salary”). The Base Salary and other aspects of Mr. Mundy’s compensation shall be reviewed by the Compensation Committee of the Board and the Board itself in the event that Mr. Mundy is promoted to President and Chief Operating Officer and to President and Chief Executive Officer, and thereafter on an annual basis, in the same manner as all other officers of the Trust. Effective January 1, 2006, Mr. Mundy will be eligible to participate in the Trust’s Short-Term Incentive Plan at the Executive Vice President level, in accordance with the terms of that plan, as they may be amended by the Trust for all participating employees generally from time-to-time. Furthermore, effective January 1, 2006, Mr. Mundy will be eligible to participate in the Trust’s Long-Term Incentive Plan at the Executive Vice President level, in accordance with the terms of that plan, as they may be amended by the Trust for all participating employees generally from time-to-time; provided that in years one (1) through five (5) of Mr. Mundy’s employment, his incentive payout will be based on the average of the peer group total return for the nearest whole number of years in which the Executive has been employed (e.g, in year one (1), a one (1) year average; in year two (2), a two (2) year average, etc); and after five (5) years of employment, the incentive payout will be based on a five (5) year rolling average of the peer group total return. Notwithstanding any provisions of the Short-Term and Long-Term Incentive Plans that may state otherwise, Mr. Mundy’s participation in those plans will commence on January 1, 2006.

In addition, Mr. Mundy will be granted Restricted Shares that have a market value of Five Hundred Thousand Dollars ($500,000) in two installments pursuant to the Trust’s Share Grant Plan, as it may be amended by the Trust from time-to-time (the “Plan”). The first installment of Shares will be granted on October 3, 2005 (“the First Share Grant”). The First Share Grant will have a market value of Three Hundred Fifty Thousand Dollars ($350,000). The second installment of shares will be granted, assuming Mr. Mundy is promoted to President and COO on or before May 31, 2006, on the date of such promotion (the “Second Share Grant”). The Second Share Grant will have a market value of One Hundred Fifty Thousand Dollars ($150,000). The First Share Grant (and, if granted, the Second Share Grant) will vest according to the following schedule: fifty percent (50%) on Mr. Mundy’s fourth anniversary of employment with the Trust, and fifty percent (50%) upon Mr. Mundy’s fifth anniversary of employment with the Trust. Mr. Mundy shall be entitled to receive any dividends earned on the Shares granted by the First and Second Share Grants without regard to the vesting schedule, i.e., at the time, and in the manner, that dividends are recognized and/or paid to other shareholders pursuant to the terms of the Plan.

Mr. Mundy and the Trust have also entered into the Trust’s standard Change in Control Agreement for the Executive Vice President level, which agreement provides for continuation of salary, payment of bonus and vesting of share grants upon involuntary termination following a change in control of the Trust.

ITEM  9.01    FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibit No.	Description

99.1	Indemnification Agreement between the Trust and Christopher P. Mundy, effective as of October 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By:	/s/ Sara L. Grootwassink
(Signature)
Sara L. Grootwassink
Chief Financial Officer

October 7, 2005 (Date)